AGREEMENT OF PURCHASE AND SALE OF STOCK

      This agreement is made as of April 30, 1998 at Walnut Creek, California, among Finet Holdings Corporation, a Delaware corporation ("Buyer"), having its principal office at 3021 Citrus Circle, Suite 150, Walnut Creek, California 94598, and Stephen R. Cohen, Gerald M. Cohen and
Howard A. Rice ("Shareholders"), each a resident of the state of New Jersey, and Coastal Federal Mortgage Company, a New Jersey corporation ("Corporation").

RECITALS

      Shareholders have represented that they own all of the issued and outstanding stock of Corporation. Buyer desires to purchase from
Shareholders and Shareholders desire to sell to Buyer all of the outstanding stock of Corporation (the "Shares"). Corporation desires that this transaction be consummated. In consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

1.   PURCHASE AND SALE OF SHARES

      1.1.  Shareholders  and  Buyer adopt this  Agreement  as  a  plan  of
reorganization     under   the    Internal     Revenue     Code   Paragraph
368(a)(1)(B).

      1.2. Subject to the terms of and conditions set forth in this Agreement, on the Closing Date, Shareholders will transfer, convey and deliver the Shares to Buyer, and Buyer will acquire the Shares from Shareholders.

     1.3. Except as may occur in the ordinary course of its business, as of the Closing Date, none of the assets of the Corporation, as defined below, and as reflected on the Financial Statements, as defined in Paragraph 3.5 herein below, shall be excluded from the transaction provided for in this Agreement.

2.   CONSIDERATION

      2.1. Subject to the terms and conditions set forth in this Agreement, the consideration to be delivered to Shareholders in exchange for the Stock shall be 1,250,000 shares of Buyer's common stock, par value $.01 per share which shares shall, for purposes of this Agreement, be valued at $ 4.00 per share ("Stock"). The parties acknowledge and agree that for the purposes of this Agreement, the 1,250,000 shares of Stock shall be equal in value to five million ($5,000,000) dollars (the "Purchase Price"), and shall be adjusted as set forth below.

      2.2. Subject to the terms and conditions set forth in this Agreement, at the Closing Buyer will issue and deliver to Shareholders a portion of the Purchase Price totaling 1,125,000 shares of Stock, equal in value to four million five hundred thousand ($4,500,000) dollars.

      2.3.  The  Purchase Price, in shares of Stock, shall  be  issued  and
delivered   to  the individual Shareholders in  the  numbers determined  as follows:

     Stephen R. Cohen  43 %
     Gerald M. Cohen   42 %
     Howard A. Rice 15 %

On the Closing Date, the Buyer shall reserve from the Purchase Price delivery of 125,000 shares of Stock, which shall constitute the balance of the Purchase Price, which for the purposes of this Agreement, has a value of five hundred thousand ($500,000) dollars (the "Reserved Shares"). The
Reserved Shares will be delivered to Shareholders, in accordance with the provisions of the escrow agreement, a true and correct copy of which is attached hereto as Exhibit A ("Escrow Agreement"), subject to the following:

           (a)     Contingency     Reserve    for    General     Management
Representations: The Reserved Shares, (125,000 shares) shall be decreased, as provided herein, to reflect any overstatement of the Corporation's assets or understatement of the Corporation's liabilities, from those provided in the Financial Statements (as defined in Paragraph 3.5). The actual amount of the decrease, if any, to the Reserved Shares shall be equal to the total amount of any asset overstatements plus liability understatements, should that total amount exceed fifty thousand ($50,000) dollars ("Reserved Share Verification"). The balance of the Reserved Shares after any decrease as defined herein, shall be distributed to Shareholders upon the completion of the first audit report by Reuben E. Price & Co., or another nationally recognized firm of independent public accountants chosen by Buyers, which is anticipated to be on or before July 15, 1998.

     2.4 Piggy Back Rights: Shareholders shall be entitled to "Piggy Back" registration rights on registrations of Finet common stock, subject to the right however, of Finet and its underwriters to reduce the number of shares proposed to be registered by Shareholders in view of market conditions. Buyer agrees to use its best efforts to include Shareholder's Stock, including the Reserved Shares, in its current S-3 Registration.

3.   WARRANTIES OF SHAREHOLDERS

     Shareholders, jointly and severally, warrant and represent to Buyer as follows:

      3.1. Corporation is duly organized, valid and existing, and in good standing under the laws of the state of New Jersey and has all necessary corporate powers to own its properties and operate its businesses now owned and operated by it. Corporation is also duly organized, validly existing and in good standing under the laws of each of the states in which it is currently doing business, and which are set forth in Schedule 3.1 to this Agreement, except where the failure to be or do so or to hold the licenses, authorizations, and permits referred to herein, would not have a material adverse effect on the business of the Corporation. In addition, Corporation holds all required licenses, authorizations and permits to conduct its business in each of the states, to the extent disclosed, set forth in Schedule 3.1.

      3.2. The authorized Stock of the Corporation consists of 2,500 shares of common stock, no par value, of which 2,000 shares (the Shares) are issued and outstanding. All the Shares are validly issued, fully paid and not assessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

      3.3. Shareholders are the owners, beneficially and of record, of all of the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions, Shareholders have the full power to transfer the Shares to Buyer without obtaining the consent or approval of any other person or governmental authority, other than the consent of applicable licensing authorities, which shall be obtained by the parties prior to the Closing Date and attached hereto as Schedule 3.3 to this Agreement.

      3.4. Corporation does not own, directly or indirectly, any interest or investment, whether equity or debt, in any corporation, partnership, business, trust, or other entity.

      3.5. Schedule 3.5 (a) to this Agreement sets forth the balance sheets of the Corporation as of December 31, 1996, audited by Steven Brodsky, CPA. and December 31, 1997, audited by Richard A. Eisner & Company, LLP and the related statements of income and retained earnings for the fiscal years ending on those dates, Corporation's independent public accountants, whose opinions with respect to those financial statements appear in that Schedule. Schedule 3.5 (b) to this Agreement sets forth the unaudited first quarter 1998 compilation, prepared by Steven Brodsky, CPA. and together with related unaudited statements of income and retained earnings for the three month period ending on March 31, 1998, certified by the individual Shareholders as accurately reflecting the financial condition of the Corporation for those periods and accurately reflecting all information normally reported to Corporations' independent public accountants for the preparation of corporation's financial statements. The financial statements of Schedules 3.5 (a) and (b) are referred to herein as the "Financial
Statements". The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by Corporation throughout the periods indicated, and fairly present the financial position of Corporation on the respective dates of the balance sheets included in the Financial Statements, and the results of its operations for the respective periods indicated.

      3.6. Since December 31, 1997, there has not been any change in the financial condition or operations of Corporation, except changes in the ordinary course of business, or as is set forth in Schedule 3.6 attached hereto.

      3.7. Corporation has no debt, liability, or obligation of any nature, including threatened or filed litigation, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Corporation's balance sheet as of December 31, 1997, included in the Financial Statements or set forth in
Schedule 3.5 (a) (b) to this Agreement, except for (1) those that may have been incurred after the date of that balance sheet in the ordinary course of business and (2) those that are not required by generally accepted accounting principles to be included in a balance sheet. All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. All, to the best of their knowledge threatened or filed litigation shall be specifically identified in Schedule 3.7, including the names of the parties, the nature of the action and the amount of damages or the relief sought.

      3.8. Except as is disclosed in Schedule 3.8, within the times and in the manner prescribed by law, Corporation has filed all federal, state and local tax returns required by law and have paid all taxes, assessments, and penalties due and payable. The Federal and State income tax returns of Corporation have been prepared and filed by Steven Brodsky, CPA, for the 1996 and 1997 fiscal years, and the results are accurately reflected in the Financial Statements. The provisions for taxes reflected in Corporation's balance sheet as of December 31, 1997 are adequate for federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes of any nature payable by Corporation.
Corporation has never filed, and will not file on or before the Closing Date, any consent under Internal Revenue Code Paragraph 341(f). Shareholders have paid or deposited, within the period prescribed by law, all payroll taxes that relate to periods before the Closing Date.

      3.9. No assets of the Corporation are excluded from the transfer of ownership of the Shares provided for in this Agreement and there has been no sale, encumbrance or other transfer of or lien created on any of the assets of the Corporation between the date of this Agreement and the Closing Date, other than in the ordinary course of the Corporation's business, or as is set forth in Schedule 3.9 attached hereto.

      3.10. Corporation owns no real property or any interest in real property other than as lessee of certain business premises (the "Premises") under terms of those leases disclosed to Buyer, copies of which have been, or will prior to the Closing Date be, disclosed to Buyer, or as is set forth in Schedule 3.10 attached hereto.

      3.11. Except as reflected in the Financial Statements described in Paragraph 3.5, above, the Corporation is not subject to any indebtedness, obligation or liability, contingent or otherwise, except those arising in the ordinary course of business subsequent to December 31, 1997.

      3.12. Since December 31, 1997, there has not been any of the following, except as is set forth in Schedule 3.12 attached hereto:

      (a) Transaction by Corporation, except in the ordinary course of business as conducted on that date;

       (b) Capital expenditure by Corporation exceeding ten thousand ($10,000) dollars;

      (c) Material adverse change in the financial condition, liabilities, assets, business, or prospects of the Corporation;

      (d) Destruction, damage to, or loss of any asset of the Corporation (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of the Corporation;

      (e) Labor trouble or other event or condition of any character materially and adversely affecting the financial condition, business, assets or prospects of the Corporation;

      (f) Change in accounting methods and practices, including, without limitation, any change in depreciation or amortization policies or rates by Corporation;

     (g) Revaluation by the Corporation of any of its assets;

      (h) Declaration, setting aside, or payment of a dividend or any other distribution in respect of the capital stock of the Corporation, or any direct or indirect redemption, purchase or other acquisition by Corporation of any of its shares of capital stock;

      (i) Increase in the salary or other compensation payable or to become payable by the Corporation to any of its officers, directors, or employees, or the declaration, payment, or commitment, or obligation of any kind for the payment, by Corporation, of a bonus or other additional salary or compensation to any such person;

      (j) Sale or transfer of any asset of the Corporation except in the ordinary course of business;

      (k) Amendment or termination of any contract, agreement or license to which Corporation is a party, except in the ordinary course of business;

      (l) Loan by Corporation to any person or entity, or guaranty by Corporation of any loan, except in the ordinary course of business;

      (m) Mortgage, pledge, or other encumbrance of any asset of the Corporation;

      (n) Waiver or release of any right or claim of Corporation, except in the ordinary course of business;

      (o) Other event or condition of any character that has, or might reasonably have a material and adverse effect on the financial condition, business, assets or prospects of the Corporation;

     (p) Issuance or sale by Corporation of any shares of its capital stock of any class, or of any of its other securities;

      (q) Threatened or filed litigation against the Corporation, to the best of Shareholders knowledge; or

     (r) Agreement by Corporation to do any of the things described in the preceding clauses of this Subsection 3.12.

     3.13. No agreement to which the Corporation is a party or due to which it has any obligation shall be violated or placed into default or breached by the transaction contemplated by this Agreement, except as is set forth in Schedule 3.13 attached hereto.

      3.14. Schedule 3.14 to this Agreement is a complete and accurate schedule describing and specifying the location of all equipment, furniture, supplies, and other tangible personal property, each having an original retail value of one thousand ($1,000.00) dollars or more, which is owned by, whether in possession or not of, the Corporation, or used by the Corporation in connection with its business. The property listed in
Schedule 3.14 constitutes all such tangible personal property necessary for the conduct by Corporation of its business now conducted, which is subject to the terms and conditions of this Agreement.. No such property is held under any lease, security agreement, conditional sales contact, or other title, retention or security arrangement, or is located other than in the possession of Corporation, except as disclosed in Schedule 3.14.

      3.15. Corporation has disclosed to Buyer and made available for Buyer's inspection, or will do so prior to Closing Date, all books, records, files and other documents and information, whether stored by document, electronically or otherwise, concerning all transactions, constituting the business of Corporation, including, without limitation, records of all debts,obligations and liabilities and of all accounts receivable held by Corporation.

      3.16. Schedule 3.16 to this Agreement is a schedule of all trade names, trademarks, service marks, and copy rights and their registrations, owned by Corporation or in which it has any rights or licenses, together with a brief description of each. Shareholders have no knowledge of any infringement or alleged infringement by others of any tradename, trademark, service mark, or copyright. To the best of Shareholders knowledge, Corporation has not infringed, and is not now infringing on any tradename, trademark, service mark, or copy right belonging to any other person, firm, or corporation. Except as set forth in Schedule 3.16, Corporation is not a party to any license, agreement, or arrangement, whether as licensor,
licensee,  or   franchisor, franchisee, or otherwise, with respect  to  any trademarks, service marks, trade names, or applications for them, or any copyrights. Corporation owns, or holds adequate licenses or other rights to use, all trademarks, tradenames, service marks, and copy rights necessary for their respective businesses as now conducted by them (including without limitation those listed in Schedule 3.16), and to the best of Shareholders knowledge, that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others. Corporation has the right to sell or assign to Buyer all owned trademarks, tradenames, service marks, and all such licenses and other rights.

      3.17. Schedule 3.17 to this Agreement is a complete list, without extensive or revealing descriptions, of Corporation's trade secrets, including all customer lists, processes, know how, computer programs and routines, and other technical data. The specific location of each trade secrets' documentation, including its complete description, specifications, charts, procedures, and other material relating to it, is also set forth in that Schedule. Each trade secret's documentation is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use by Buyer without reliance on the special knowledge or memory of others. Corporation is a sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, except as specifically stated in Schedule
3.17. Corporation has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets; to the best of their knowledge , any of their employees who, either alone or in concert with others, have knowledge of or access to these secrets, or who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to the Corporation and are not to be divulged or misused. All these trade secrets are presently valid and protectable and are, to the best of their knowledge, not part of the public knowledge or literature; they have not, to Shareholder's knowledge, been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Corporation.

      3.18. Corporation has good and marketable title to all their respective assets and interest in assets, tangible or intangible, with constitute all the assets and interest in assets that are used in the businesses of the Corporation. All these assets are free and clear of restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, equities or restrictions, except for (1) those disclosed in corporation's balance sheet as of December 31, 1997, or in Schedules 3.1 through 3.13 to this Agreement; (2) the lien of current taxes not yet due and payable; and (3) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. Corporation is not in default or in arrears in any material respect under any lease. All premises occupied by Corporation and all of the tangible personal property of Corporation that is necessary to the operation of their businesses is in operating condition and repair, ordinary wear and tear excepted. Corporation is in possession of all premises leased to them from any third party. Neither Shareholders, nor any officer, director, or employee of Corporation, nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the property owned by or leased to Corporation or any copyrights, patents, trademarks, tradenames, or trade secrets licensed by Corporation. Corporation does not occupy any real property in violation of any law, regulation or decree.

      3.19. Schedule 3.19 to this Agreement is a description of all insurance policies held by Corporation concerning its businesses and properties. All these policies are in their respective principal amounts as set forth in Schedule 3.19. Corporation has maintained and now maintains
(1) insurance on all of their assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (2) adequate insurance protection against all liabilities, claims and risks against which it is customary to insure. Corporation is not in default with respect to payment of premiums on any such policy. Except as set forth in Schedule 3.19, no claim is pending under any such policy.

      3.20. Corporation is not a party to, nor is the Corporation either bound by, any agreement not entered into in the ordinary course of business, or any agreement that is unusual in nature, duration, or amount (except the agreements listed in Schedule 3.6 copies of which have been furnished to or made available to Buyer.) There is no default or event that, with notice, a lapse of time, or both, would constitute a default by any party to any of these agreements. Corporation has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Corporation is not a party to, nor is the property of Corporation bound by, any agreement that is materially adverse to the businesses, properties or financial condition of Corporation.

      3.21. Corporation has not received notice of any violation of any applicable federal, state or local statute, law, or regulation (including any applicable mortgage lending or servicing law, ordinance or regulation) affecting its properties or the operation of its business; and to the best of the knowledge of Shareholders and Corporation there are no such violations.

      3.22. Except as set forth in Schedules 3.6 and 3.12, there is no pending, or, to the best knowledge of Shareholders and Corporation, threatened, suit, action, arbitration, or legal, administrative, or other proceeding or governmental investigation against or materially adversely affecting Corporation, or any of its businesses, assets or financial conditions. The matters set forth in Schedules 3.6 and 3.12, if decided adversely to Corporation, will not result in a material adverse change in the business, assets, or financial condition of Corporation, except as is specifically set forth in Schedules 3.6 and 3.12. Shareholders have furnished or made available to Buyer copies of all relevant court papers and other documents relating to the matters set forth in Schedules 3.6 and
3.12. Corporation is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality. Except as set forth in Schedules
3.6 and 3.12, neither Corporation nor Shareholders are presently engaged in any legal action to recover money due to any of them or damages sustained by any of them.

      3.23. Except as is set forth in Schedules 3.1 through 3.22, the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following:

     (a) a breach of any term or provision of this Agreement;

      (b) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which any Shareholder or Corporation is a party or by which any of them or the property of any of them is bound;

     (c) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Corporation; or

      (d) the creation or imposition of lien, charge, or encumbrance on any of the properties of Corporation.

      3.24. Shareholders have the rights, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement. The execution and delivery of this Agreement by Corporation shall have been duly authorized by all necessary corporate action.

      3.25. Shareholders have furnished to Buyer for its examination (1) copies of the articles of incorporation and bylaws of Corporation; (2) the minute books of Corporation containing all records required to be set forth of all proceedings, consents, actions, and meetings of the Shareholders and boards of directors of Corporation; (3) all permits, orders, and consents issued by any governmental authority of the State of New Jersey regarding the Corporation, or any security of either of them, and all applications for such permits, orders, and consents; and (4) the stock transfer books of Corporation setting forth all transfers of any capital stock.

      3.26. Schedule 3.26 is a list of the names and addresses of all officers, directors, employees, agents, and representatives of Corporation stating the rates of compensation payable to each and the date commenced.

     3.27. Schedule 3.27 is a list of all Corporation's material employment contracts; collective bargaining agreements; and pension, bonus, profit sharing, stock option or other agreements providing for employee remuneration or benefits. To the best of Shareholders' knowledge, Corporation is not in default under any of these agreements. There have been no claims of defaults, and to the best knowledge of Shareholders, there are no facts or conditions that if continued, or on notice, will result in a default under these contracts or arrangements. there is no pending or, to Shareholders' knowledge, threatened labor dispute, strike, or work stoppage affecting Corporation's business. To the best of their knowledge, Corporation has complied with all applicable laws for each of their respective employee benefit plans, including the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) if and to the extent applicable. To the best of Shareholders knowledge, there are no threatened or pending claims by or on behalf of any such benefit plan, by or on behalf of any employee covered under any such plan, or otherwise involving any such benefit plan, that allege a breach of fiduciary duties or a violation of other applicable state or federal laws; nor is there, to Shareholders' knowledge, any basis for such a claim. Except as is set forth in Schedule 3.7, Corporation has not entered into any severance or similar arrangement with any present or former employee that will result in any obligation, absolute or contingent, of Buyer or Corporation, to make any payment to any present or former employee following termination of employment. Schedule 3.7 contains a complete list of all employee welfare benefit plans, pension plans, deferred or incentive compensation plans, bonus plans, stock option plans, employee stock purchase plans, retirement plans, health plans, insurance plans, travel allowance plans, profit sharing plans, and any other employee benefit or fringe benefit plan, agreement, arrangement, or commitment, other than normal payroll practices and policies concerning holidays, vacations, and salary continuation during short absences for illness or other reasons, maintained by Corporation. True and complete copies of all documents relating to each plan or arrangement described in Schedule 3.7 have been made available by Corporation to Buyer for Buyer's review, or will be so made available prior to the Closing Date.

     3.28. Schedule 3.28 lists (1) the names and addresses of all persons holding a power of attorney on behalf of Corporation and (2) the names and addresses of all banks or other financial institutions in which Corporation has an account, deposit, or safe deposit box, account numbers, with the names of all person authorized to draw on these accounts or deposits or to have access to these boxes.

      3.29. To the best of Shareholders knowledge, as of the date of this Agreement and the Closing Date, Corporation is not, and will not be, in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about any premises occupied or used by Corporation during the period that Corporation has occupied any such property, there has been no use, presence, disposal, storage, generation, release, or threatened release (as those terms are used in the Environmental Laws, and hereinafter collectively referred to as "Use") of Hazardous Materials on, from or under such Premises by the Corporation, except as previously disclosed by Corporation or Shareholders to Buyer in writing. Shareholders have no knowledge of any use of Hazardous Materials on, from or under such premises which may have occurred prior to the Corporation taking possession of such premises, except as previously disclosed to Buyer in writing. To the best of Shareholders knowledge, during the period that Corporation has occupied such premises, there has been no enforcement action or litigation brought or threatened against the Corporation, nor any settlements reached by or with any party or parties alleging the Use of Hazardous Materials on, from or under such premises, except as previously disclosed to Buyer in writing. For purposes hereof, "Environmental Laws," shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 1901 et seq.; the Hazardous Materials Transportation Act, 39 U.S.C. 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; the Federal Clean Water Act, 33 U.S.C. 1251 et seq.; and any other federal, state or local law, statute, code, regulation, ordinance or other mode of governance concerning Hazardous Materials. "Hazardous Materials" shall mean any and all flammable, explosive, asbestos, radioactive material, hazardous waste, toxic substance or related material, including but not limited to those materials and substances defined as "hazardous substances", "hazardous materials", "hazardous waste" or "toxic substance" in the Environmental Laws.

      3.30. Corporation is not in default under any agreement, lease, indenture, mortgage, deed of trust or instrument to which it is a party or by which it may be bound or subject, concerning any premises occupied or in the possession of Corporation, or to which Corporation holds any rights to any interest or use. 3.31. None of the warranties or representations made by Shareholders herein, or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf in relation to this transaction, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made.

4.   BUYER'S REPRESENTATIONS AND WARRANTIES

     4.1. Buyer represents and warrants to Shareholders that:

         (a) Buyer is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement and the consummation of this transaction by Buyer have been duly authorized, and no further corporate authorization is necessary on the part of Buyer.

          (b) Buyer need make or obtain no consent, approval, or authorization of, or declaration, filing, or registration with, any federal or state governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

         (c) The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the Buyer's Certificate of Incorporation or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Buyer or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Buyer's Common Stock is traded or listed) applicable to the Buyer or any of its subsidiaries or by which any property or asset of the Buyer or any of its subsidiaries is bound or affected. Neither the Buyer nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Buyer or its subsidiaries. The business of the Buyer and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, to the best of the Buyer's knowledge, the Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement. All consents, authorizations, orders, filings and registrations which the Buyer is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Buyer and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

         (d) Since January 1, 1996, the Buyer had filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Buyer included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Buyer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Buyer to the Shareholders which is not included in the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

         (e) Except as disclosed in the SEC documents, since December 15, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Buyer or its subsidiaries. The Buyer has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Buyer or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         (f) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Buyer or any of its subsidiaries, threatened against or affecting the Buyer, the Common Stock or any of the Buyer's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Buyer to perform its obligations under, this Agreement or any of the documents contemplated herein or (iii), except as expressly set forth in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Buyer and its subsidiaries taken as a whole.

         (g) At the Closing, Buyer knows of no event, liability or material change in Buyer's business or its prospects that would have a materially adverse affect on the trading price of Buyer's stock.

         (h) Buyer is acquiring the Shares hereunder for its own account for investment purposes only and not with a view to, or resale in connection with any public distribution thereof or with any present intention of selling, distributing or otherwise disposing the Shares.

5.   SHAREHOLDER'S OBLIGATIONS BEFORE CLOSING

     5.1. Shareholders covenant that, from the date of this Agreement until the Closing:

         (a) Buyer and its counsel, accountants and other representatives will have full access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to Corporation. Shareholders and Corporation will furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of Corporation that may reasonably be requested.

         (b) Corporation will carry on its businesses and activities diligently and in substantially the same manner as they previously have been carried out and will not institute any unusual or novel method of operation, business practice, management, accounting or operation that vary materially from those methods used by Corporation as of the date of this Agreement.

         (c) Except as is set forth in Schedule 3.12, Corporation will use its best efforts, without making any commitments on behalf of Buyer, to preserve its respective business organizations intact; to keep available to Corporation its present officers and employees; and to preserve its present relationships with lenders, investors, brokers, customers, and others having business relationships with it.

        (d) Except as is set forth in Schedule  3.12, Corporation will not:

            (1) amend its articles of incorporation or bylaws;

            (2) issue any shares of its capital stock;

             (3) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury; or

            (4) agree to do any of the acts listed above.

         (e) Corporation will continue to carry its existing insurance, subject to variations and amounts required by the ordinary operations of its businesses. At the request of Buyer and at Buyer's sole expense, the amount of insurance against fire and other casualties that, at the date of this Agreement, Corporation carries on any of its properties or in respect of its operations will be increased by the amount or amounts Buyer will specify.

        (f) Except in the ordinary course of business, Corporation will not agree to:

             (1) make any change in compensation payable or to become payable by it to any officer, employee, sales agent, or representative;

             (2) make any change in benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or

            (3) modify any collective bargaining agreement to which it is a party or by which it may be bound.

         (g) Corporation will not agree to do, without Buyer's consent, any of the following:

             (1) enter into any contract, commitment or transaction not in the usual and ordinary course of its business;

             (2) make any capital expenditures in excess of $5,000 for any single item or enter into any lease of capital equipment or real or personal property under which the annual lease charge is in excess of $5,000; or

             (3) sell or dispose of any capital asset with a net book value exceeding $5,000.

        (h) Except in the ordinary course of business or as is set forth in
Schedule 3.12, Corporation will not:

(1) declare, set aside, or pay any dividend or make any distribution in respect of its capital stock;

(2) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock;

(3) enter into any agreement obligating it to do any of the foregoing prohibited acts.

        (i) Except in the ordinary course of business, or as is set fort in
Schedule    3.12, Corporation will not, or will not agree to:

(1) pay any obligation or liability, fixed or contingent, other than a current liability;

            (2) waive or compromise any right or claim; or

             (3) cancel, without full payment, any note, loan, or other obligation owed to Corporation.

         (j) Corporation will not, or will not agree to, modify, amend, cancel or terminate any of its existing contracts or agreements, except in the ordinary course of business.

6.   CONSENTS OF OTHERS

      The parties acknowledge and agree that the Shareholders shall have no responsibility with respect to the transfer, consents or approval of the Corporation's mortgage lending licenses, as may be required upon transfer of ownership by applicable regulatory authorities and as disclosed in
Schedule 3.1. However, Shareholders shall exercise their best efforts, and promptly execute and deliver any documents and instruments that may be reasonably required, to assist Buyer in obtaining such consents or approval; provided, however, that Shareholders will not be obligated under this Paragraph to execute any guarantee, assumption of liability, or other document or instrument requiring it to assume obligations not contemplated by this Agreement.

7.   WARRANTIES TRUE AT CLOSING

      All warranties of Shareholders and Buyer set forth in this Agreement and in any written statements delivered to Buyer by Shareholders and by Buyer to Shareholders under this Agreement will also be true and correct on the Closing Date as if made on that date.

8.   BUYER CONFIDENTIALITY

      Buyer agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors and other representatives will hold in strict confidence, and will not use to the detriment of Shareholders or Corporation, all data and information about the business of Corporation and Shareholders (whether or not Closing takes place) obtained in connection with the transaction or agreement, except as far as the data and information may be required by law to be disclosed to its shareholders or other parties. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Shareholders all that data and the information that Shareholders may reasonably request, including documents prepared by or made available to Buyer in connection with this transaction.

9.   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

      The obligations of Buyer to purchase the Shares under this Agreement are subject to the satisfaction, at or before Closing, of all the conditions set forth below in this Paragraph 9. Buyer may specifically waive in writing any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition will constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Shareholders or Corporation are in default of any of their representations, warranties, or covenants under this Agreement.

        (a) Except as otherwise permitted by this Agreement, all warranties by each of the Shareholders in this Agreement, or in any written statement that will be delivered to Buyer by any of them under this Agreement, must be true in all material respects on the Closing Date as though made at that time.

        (b) Shareholders must have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, by the Closing Date.

         (c) During the period from December 31, 1997 to the Closing Date, there shall not have been any material adverse change in the financial condition or the results of operations of Corporation, and Corporation will not have sustained any insured or uninsured loss or damage to its assets that materially adversely affects its ability to conduct a material part of its business, except as is set forth in Schedules 3.5 through Schedules
3.13 attached hereto.

        (d) Buyer will have received a certificate, dated the Closing Date, signed and verified by Shareholders and by Corporation's president and its chief financial officer, certifying, in such detail as Buyer and its counsel may reasonably request, that to the best of their knowledge the conditions specified in Paragraphs 3, 5 and 9 of this Agreement have been fulfilled.

         (e) Buyer will have received from Sterns & Weinroth, PC, counsel for Shareholders, an opinion dated the Closing Date in form and substance satisfactory to Buyer and its counsel, that:

             (i) Corporation is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of New Jersey, and has all necessary corporate power to own its properties as now owned and operate its business as now operated.

             (ii) The authorized capital stock of Corporation consists of 2,500 shares of capital stock of no par value, of which 2,000 shares are issued and outstanding. All outstanding shares are validly issued, fully paid, and non-assessable. That there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or transfer from treasury any additional shares of its stock of any class.

             (iii) This Agreement has been duly and validly authorized and, when executed and delivered by Shareholders, will be valid, binding, and enforceable against each of them in accordance with its terms, except as limited by bankruptcy and insolvency laws and other laws and equitable principles affecting the rights of creditors generally.

            (iv) That Shareholders are the record owners of 2,000 shares of stock of the Corporation. On the transfer and delivery of the Shares to Buyer in accordance with this Agreement, Buyer will acquire the rights and the Shares free of any adverse claim, so long as Buyer is a purchaser for value in good faith and without notice of any adverse claim.

             (v)  Neither execution or delivery of this Agreement  nor  the consummation of the transaction contemplated in this Agreement will constitute (a) a default or an event that would, with notice, lapse of time, or both-constitute a default under, or violation or breach of, Corporation's articles of incorporation or bylaws, or to the best of counsel's knowledge, any indenture, license, lease, franchise, mortgage, instrument, or other agreement to which any of the Shareholders or Corporation is a party or by which they or the properties of Corporation may be bound; or (b) an event that would permit any party to any agreement or instrument to terminate it or accelerate the maturity of any indebtedness or other obligation of Corporation; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Corporation.

             (vi) Except as set forth in Schedules 3.6 and 3.12 to this Agreement, to the best of counsel's knowledge, there is no suit, action, arbitration, or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting Corporation, or any of its businesses or properties or financial or other condition.

         (f) No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, will have been instituted or threatened on or before the Closing Date.

         (g) Buyer will have received from Corporation's chief financial officer a letter, which shall be joined in and signed by Shareholders, dated at the Closing Date, stating that on the basis of a review of the latest available accounting records of Corporation, consultations with other responsible officers of Corporation and with Shareholders, and any other pertinent inquiries that he may deem necessary, he has no knowledge or reason to suspect that during the period from December 31, 1997 to a specified date not more than five (5) business days before the Closing Date, there was any change in the financial conditions or results of operations of Corporation, except changes incurred in the ordinary and usual course of its businesses during that period that in the aggregate are not materially adverse, and any other changes or transactions contemplated by this Agreement. For purposes of that letter, "materially adverse" will be deemed to be an increase in liabilities equal to or greater than fifty thousand dollars ($50,000) without a corresponding increase in assets, or a reduction in monthly operating revenue during that period of fifty thousand dollars ($50,000) or more.

         (h) The execution and delivery of this Agreement by Corporation, and the performance of its covenants and obligations under it, will have been duly authorized by all necessary corporate action, and Buyer will have received copies of all resolutions pertaining to that authorization, certified by the secretary of the Corporation.

         (i) All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, will have been obtained by Shareholders or Corporation and delivered to Buyer.

        (j) The employment agreements with each of the Shareholders, in the forms set forth in Exhibit B, dated the Closing Date, will have been executed and delivered by Shareholders to Buyer.

         (k) The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer by Shareholders under this Agreement will be satisfactory in all reasonable respects to Buyer and its counsel.

         (l) Shareholders will have delivered to Buyer, except as is otherwise provided in the Shareholders Employment Agreements attached hereto as Exhibit B, the written resignations of all of the officers and directors of Corporation, as requested by Buyer and will cause any other action to be taken with respect to these resignations that Buyer may reasonably request.

         (m) Buyer will have received from Shareholders an investment letter agreement substantially in the form set forth in Exhibit C.

10. CONDITIONS PRECEDENT TO SHAREHOLDERS' PERFORMANCE

      The obligations of Shareholders to sell and transfer the Shares under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions.
Shareholders may waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver of a condition will constitute a waiver by Shareholders of any their other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties or covenants under this Agreement.

         (a) All warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement must be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

         (b) Buyer must have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy before or at the Closing.

         (c) The board of directors of Buyer will have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill Buyer's obligations to be performed under this Agreement on or before the Closing Date.

        (d) The employment agreements with each of the Shareholders, in the forms set forth in Exhibit B, dated the Closing Date, will have been executed and delivered by Buyer to Shareholders.

         (e) An escrow shall be established with Sterns & Weinroth, PC, the terms and conditions of which are set forth in Exhibit A, attached hereto ("Escrow"). Shareholders shall pay for all costs and expenses associated with the Escrow.

         (f) Shareholders will have received a certificate, dated the Closing Date, signed and verified by Buyer's president and its chief financial officer, certifying, in such detail as Shareholder and its counsel may reasonably request, that to the best of their knowledge the conditions specified in Paragraphs 4,10 and 12 of this Agreement have been fulfilled.

         (g) All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, will have been obtained by Buyer and delivered to Shareholders.

         (h) No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, will have been instituted or threatened on or before the Closing Date.

11. THE CLOSING

         (a) The transfer of the Shares by Shareholders to the Escrow for Buyer's benefit (the Closing) will take place at the offices of the Corporation located at 300 Craig Road, Manalapan, New Jersey 07726 at 10:00 a.m. local time, on April 30,1998, or at such other time and place as the parties may agree to in writing (the Closing Date).

         (b) At the Closing, Shareholders must deliver to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel, against delivery of the items specified in Paragraph 12:

             (1) a certificate or certificates, into Escrow, representing the Shares, registered in the name of Shareholders, duly endorsed by Shareholders for transfer or accompanied by an assignment of the Shares duly executed by Shareholders, with notorized signatures. On submission of that certificate or certificates to Corporation for transfer, Corporation will prepare a certificate representing the Shares, to be registered in the Buyer's name, in accordance with the terms of the Escrow;

             (2) the stock books, stock ledgers, minute books and corporate seal of the Corporation;

            (3) the opinion of counsel as provided in paragraph 9(e);

            (4) a report of corporation's independent public accountants or chief financial officer, as provided for in Paragraph 9(g), dated April 30, 1998;

             (5) except as otherwise specified by Buyer, the written resignations of all of the officers and directors of Corporation;

             (6) employment agreements between Shareholders and Corporation dated the Closing Date, the form set forth in Exhibit , executed by Shareholders and Corporation;

             (7) a certificate executed by Shareholders, dated the Closing Date, certifying that their respective representations and warranties in this Agreement are true and correct on the Closing Date, as though each representation and warranty had been made on that date;

             (8) a general release in the form set forth in Exhibit D, in favor of Corporation, executed by Shareholders, and dated the Closing Date.

12. BUYER'S OBLIGATIONS AT CLOSING

     At or prior to the Closing, Buyer must deliver to the Shareholders the following:

         (a) A certificate representing the total number of shares of Buyer's common stock to be issued and delivered to Shareholders at the Closing under Paragraph 2.1 against delivery of the items Shareholders are to deliver as specified in Paragraph 11.

          (b)   Certified  resolutions  of  Buyer's  board  of   directors,
authorizing the execution and performance of this Agreement and all action to be taken by Buyer under this Agreement.

         (c) Employment Agreements with each of the Shareholders, in the forms set forth in Exhibit 12, dated the Closing Date, executed by Buyer and delivered to Shareholders.

         (d) A certificate executed by its President certifying that all Buyer's representations and warranties under this Agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date and the conditions in Paragraphs 10 and 12 have been fulfilled.

         (e) An agreement whereby Buyer shall ensure that the employees of the Corporation continue to receive those benefits which they currently enjoy as employees of Corporation, for the remainder of the 1998 calendar year, at no increase in cost to the employees.

13. SHAREHOLDER'S INDEMNITY

      From and after the Closing Date, the Shareholders shall jointly and severally indemnify, defend, save and hold harmless Buyer, and any of its affiliates, including, without limitation, its officers, directors, shareholders, employees, attorneys, agents and representatives ("Buyer's Affiliates"),and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, judgments or deficiencies, including interest, penalties, and reasonable attorneys' fees, that Buyer may incur, sustain or suffer, on or before April 30, 2000, as a result of any intentional misrepresentation or fraudulent act by Shareholders, which arises from or relates to, Shareholders representations, warranties, covenants or agreements in this Agreement or in any schedule, certificates, exhibit, or other instrument furnished or to be furnished by Shareholders or Corporation under this Agreement.

14. BUYER'S INDEMNITY

      Buyer will indemnify, defend and hold harmless Shareholders against, and in respect of, claims, losses, expenses, costs, obligations, and liabilities they may incur by reason of Buyer's breach of or failure to perform any of its warranties, guaranties, commitments, or covenants in this Agreement.

15. TERMINATION

     This Agreement may be terminated prior to the Closing Date as follows:

      15.1. By Shareholders (acting unanimously) or Buyer, if the Closing has not taken place on or before April 30, 1998, or other mutually agreed upon date; provided, however, that such termination will not relieve any party from any liability if such party, as of the termination date, is in breach of any of the provisions of this Agreement; and provided, further, that if the delay is caused by the act or omission of a particular party, such party will not have the right to terminate hereunder; or

      15.2. By Buyer, if on the Closing Date any of the conditions set forth in Paragraph 9 have not been satisfied or waived by Buyer; or

      15.3. By Shareholders (acting unanimously), if on the Closing Date any of the conditions set forth in Paragraph 10 have not been satisfied or waived by Shareholders; or

      15.4. By mutual agreement of Buyer and Shareholders evidenced by a writing executed by all parties.

16. PUBLICITY

      All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement will be jointly planned and coordinated by and between Buyer and Shareholders. No party will act unilaterally in this regard without the prior written approval of the other; however, this approval will not be unreasonably withheld.

17. COSTS

      17.1. Each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Shareholders and Buyer will indemnify and hold one another harmless against any loss, liability, damage, costs, claim, or expense incurred by reason of any brokerage, commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

      17.2. Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in Closing and carrying out the transactions contemplated by this Agreement.

18. ASSIGNMENT

      This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, the Buyer may not assign any of its rights under this Agreement, except to a wholly owned subsidiary corporation of Buyer, except that Buyer shall remain responsible to perform its obligations hereunder and that Shareholders shall not be entitled to assign any of their rights or obligations under this Agreement, jointly or severally, without prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion.

19. ARBITRATION

      Any controversy or claim arising out of, or relating to, this Agreement, or the making, or performance, or interpretation of it, will be settled by arbitration in San Francisco, California, under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrator(s) will be persons experienced in negotiating, making and consummating acquisition agreements. Absent fraud, collusion or willful misconduct by the arbitrator, the award shall be final. In making the decision and award, the arbitrator shall apply applicable substantive law. If a court, applying applicable substantive law, would be authorized to award punitive or exemplary damages, then the arbitrator shall have the same power, but the arbitrator shall not otherwise award punitive or exemplary damages. Questions regarding whether a claim must be arbitrated or whether a claim involves a legally protected right shall be determined by the arbitrator.

20. LITIGATION COSTS

      If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

21. PARTIES IN INTEREST

      Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third person to any party to this Agreement. No provision gives any third person any right of subrogation or action against any party to this Agreement.

22. ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

23. SURVIVAL OF WARRANTIES AND REPRESENTATIONS

       The representations, warranties and covenants set forth or incorporated by reference in this Agreement shall survive the Closing Date. All representations and warranties contained in this Agreement (including the attached exhibits and schedules, or in any certificates delivered with respect hereto will be deemed to be representations and warranties) shall remain in full force and effect until April 30, 2000; provided, however, that all such representations and warranties described above shall survive after the applicable survival period with respect to any claim made prior to the expiration thereof until, and shall expire when, such claim is finally resolved.

24. FORM OF AGREEMENT

      The subject headings of the sections and paragraphs of this Agreement are included for convenience only and will not affect the construction or interpretation of any its provisions.

25. WORD USAGE
     Unless the context clearly requires otherwise:

         (a) Plural and singular numbers will each be considered to include the other;

         (b) The masculine, feminine and neuter genders will each be considered to include the other;

         (c) "shall," "will," "must," "agree," and "covenants" are each mandatory;

        (d) "may" is permissive;

        (e) "or" is not exclusive; and

        (f) "includes" and "including" are not limiting.

26. COUNTERPARTS

      This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

27. GOVERNING LAW

      This Agreement will be construed in accordance with, and governed by, the laws of the state of California as applied to contracts that are executed and performed in California.

28. SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

29. NOTICES

      All notices, request, demands and other communications under this Agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of delivery if delivered by Federal Express or other similar courier service which provides a written document evidencing date of delivery, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and, in each case, properly addressed as follows:

     To Buyer:

     President
     Finet Holdings Corporation
3021 Citrus Circle, Suite 150
Walnut Creek, CA 94598

     To Shareholders:

     Stephen R. Cohen
2562 Heathrow Lane
Manasquan, NJ 08736

     Gerald M. Cohen
156 Gravel Hill Rd.
Manalapan, NJ 07726

     Howard A. Rice
     5 Shield Rd.
     Englishtown, NJ 07726

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the date and year first above written.

BUYER:
Finet Holdings Corporation
By:
     /s/ Wayne Repich
     Wayne Repich,
     Chief Operating Officer

SHAREHOLDERS:

/s/ Stephen R. Cohen
Stephen R. Cohen

/s/ Gerald M. Cohen
Gerald M. Cohen

/s/ Howard  A. Rice
Howard A. Rice

CORPORATION:
Coastal Federal Mortgage Company
By:

/s/ Stephen R. Cohen
Stephen R. Cohen,
President

By:
Gerald M. Cohen
Gerald M. Cohen,
Secretary